UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 29, 2015

(Date of earliest event reported)

PEOPLES FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its charter)

001-36388

(Commission File Number)

PA	23-2391852
(State or other jurisdiction of incorporation)	(IRS Employer of Identification No.)

150 North Washington Avenue, Scranton, Pennsylvania	18503-1848
(Address of principal executive offices)	(Zip Code)

(570) 346-7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2015, Peoples Security Bank and Trust Company (the “Bank”), the banking subsidiary of Peoples Financial Services Corp. (the “Company”), amended the Amended and Restated Deferred Compensation Plan #2 (the “Best Plan”) which provides certain benefits to Craig W. Best, the Company’s Chief Executive Officer. The Best Plan is an unfunded, nonqualified deferred compensation plan pursuant to which the Bank has made and will make contributions to Mr. Best’s account. The amendment provided for a 2015 contribution of $80,258, followed by contributions of $80,000 each August 1 beginning in 2016, with a final contribution due August 1, 2019. The amendment further provides that upon termination for cause, Mr. Best will forfeit future contributions and interest, as opposed to his entire account balance, and modifies the procedures for future amendments.

The foregoing description of the Best Plan amendment is qualified in its entirety by reference to the Best Plan amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Deferred Compensation Plan #2, dated August 29, 2015, by and between Peoples Security Bank and Trust Company and Craig Best.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

By:	/s/ Scott A. Seasock
Scott A. Seasock
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Date: September 3, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Deferred Compensation Plan #2, dated August 29, 2015, by and between Peoples Security Bank and Trust Company and Craig Best.